UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 11, 2025

CPS TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-16088	04-2832509
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 South Worcester Street		02766
Norton,	MA
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 222-0614

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPSH	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2025, Charles K. Griffith, Jr., the Chief Financial Officer of CPS Technologies Corp. (the “Company”) as well as the Company’s corporate secretary, informed the Company’s Board of Directors that he intends to retire from his positions with the Company in 2026. Although the date of Mr. Griffith’s retirement is not yet certain, Mr. Griffith, age 72, informed the Board of Directors that he expects that his retirement will become effective at approximately mid second quarter or early third quarter of 2026. The Company plans to commence an appropriate search for a successor, and Mr. Griffith expects to properly transition with the chosen candidate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CPS TECHNOLOGIES CORP.

DATE: December 17, 2025	By:	/s/ Charles K. Griffith, Jr.
Charles K. Griffith, Jr.
Chief Financial Officer